CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report for Rainchief Energy Inc. (the “Company”) on Form 20-F/A for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report), the undersigned, Paul E. Heney, Chief Executive Officer do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) of the SecuritiesExchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, theFinancial condition and results of operations of the Company.

May 24, 2012

By:

/s/ Paul E. Heney
Paul E. Heney
Chief Executive Officer